U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2004

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place, Stamford, CT.	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)363-7300

N/A

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURES

Crane Co. announces the temporary medical leave of absence of George S. Scimone, Vice President, Finance and Chief Financial Officer, for treatment of lymphoma. Eric C. Fast, President and Chief Executive Officer, will assume the position of acting chief financial officer during Mr. Scimone’s absence.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1	Press Release of Crane Co. dated March 3, 2004 (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crane Co.

/s/ Eric C. Fast
Eric C. Fast
President, Chief Executive Officer
and Acting Chief Financial Officer

Date: March 3, 2004

EXHIBIT INDEX

Exhibit Number

99.1	Press Release, dated March 3, 2004, issued by Crane Co.